Exhibit 21.1

Pattern Energy Group Inc.

Subsidiaries of the Registrant

		Pattern
Name	Domicile	Ownership
AEI-Pattern Holding Limitada	Chile	45%
Grand Renewable Wind GP Inc.	Canada	50%
Grand Renewable Wind LP	Ontario	45%
Hatchet Ridge Holdings LLC	Delaware	100%
Hatchet Ridge Wind, LLC	Delaware	100%
Nevada Wind Holdings LLC	Delaware	100%
Ocotillo Express LLC	Delaware	100%
Ocotillo Wind Holdings LLC	Delaware	100%
Parque Eólico El Arrayán SpA	Chile	45%
Pattern Canada Finance Company ULC	Nova Scotia	100%
Pattern Canada Operations Holdings ULC	Nova Scotia	100%
Pattern Chile Holdings LLC	Delaware	100%
Pattern Chile Holdings SpA	Chile	100%
Pattern Chile Operators SpA	Chile	100%
Pattern Gulf Wind Equity LLC	Delaware	100%
Pattern Gulf Wind Holdings LLC	Delaware	100%
Pattern Gulf Wind LLC	Delaware	100%
Pattern Operators Canada ULC	Nova Scotia	100%
Pattern Operators GP LLC	Delaware	100%
Pattern Operators LP	Delaware	100%
Pattern Operators Puerto Rico LLC	Delaware	100%
Pattern Santa Isabel LLC	Delaware	100%
Pattern St. Joseph Holdings Inc.	Canada	100%
Pattern US Finance Company LLC	Delaware	100%
Pattern US Operations Holdings LLC	Delaware	100%
Santa Isabel Holdings LLC	Delaware	100%
South Kent Wind GP Inc.	Canada	50%
South Kent Wind LP	Ontario	50%
Spring Valley Wind LLC	Nevada	100%
St. Joseph Windfarm Inc.	Canada	100%